SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED

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                         REALITY WIRELESS NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

                                Nevada 88-0422026
            (State or other jurisdiction of (I.R.S. Employer ID. No.)
                         incorporation or organization)

                        4906 Point Fosdick Dr., Suite 102
                              Gig Harbor, WA 98335
                    (Address of Principal Executive Offices)
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    AMENDMENT NO. 10 TO CONSULTING SERVICES AGREEMENT BETWEEN TERRY BYRNE OF
    BARTHOLOMEW INTERNATIONAL INVESTMENTS LIMITED, INC. and REALITY WIRELESS
                                 NETWORKS, INC.
                              (Full Title of Plan)

   AMENDMENT NO. 1 TO CONSULTING SERVICES AGREEMENT BETWEEN STEVE CAREAGA and
                        REALITY WIRELESS NETWORKS, INC.
                              (Full Title of Plan)

AMENDMENT NO. 2 TO CONSULTING SERVICES AGREEMENT BETWEEN BRADFORD VAN SICLEN and
                        REALITY WIRELESS NETWORKS, INC.
                              (Full Title of Plan)

 ENGAGEMENT AGREEMENT BETWEEN REALITY WIRELESS NETWORKS, INC., and THE OTTO LAW
                                  GROUP, PLLC
                              (Full Title of Plan)

                          Laughlin International, Inc.
                            2533 North Carson Street
                              Carson City, NV 89706
      (Name, Address and Telephone Number of Agent for Service of Process)
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

If any of the Securities being registered on this Form S-8 are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ___



































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

                         CALCULATION OF REGISTRATION FEE


Title of                                 Proposed           Maximum              Proposed
Securities to          Amount to be      Offering Price     Aggregate            Maximum
be Registered          Registered(1)     Per Share(2)       Offering Price(2)    Amount of Fee(2)
---------------        --------------    ----------------   -----------------    ----------------

Common Stock,          50,000,000        $.0015             $75,000              $8.83
$0.001 par value

(1) The Consulting Services Agreement, and the amendments thereto (collectively, the "Consulting Agreement") between the Company and Terry Byrne of Bartholomew International Investments Limited, Inc. ("BIIL") provides for 12,250,000 shares of common stock of the Company to be issued to Terry Byrne. The consultant receiving shares of common stock of the Company pursuant to the Consulting Agreement shall be referred to herein as the "Consultant." The general nature and purpose of the Consulting Agreement is to provide consulting services in connection with strategic business development and, at the same time, compensate the Consultant for said consulting services. The term of the Consulting Agreement is one (1) year, except as provided herein. The Consulting Agreement may be renewed only by the mutual written agreement of the Parties. The Company or the Consultant may terminate the Consulting Agreement at any time by written notice to the other party. The Consulting Agreement qualifies as an Employee Benefit Plan as defined under Rule 405 of Regulation C.

(1) The Consulting Services Agreement, and the amendments thereto (collectively, the "Consulting Agreement") between the Company and Steve Careaga ("Careaga") provides for 1,000,000 shares of common stock of the Company to be issued to Careaga. The consultant receiving shares of common stock of the Company pursuant to the Consulting Agreement shall be referred to herein as the "Consultant." The general nature and purpose of the Consulting Agreement is to provide consulting services in connection with strategic business development and, at the same time, compensate the Consultant for said consulting services. The term of the Consulting Agreement is one (1) year, except as provided herein. The Consulting Agreement may be renewed only by the mutual written agreement of the Parties. The Company or the Consultant may terminate the Consulting Agreement at any time by written notice to the other party. The Consulting Agreement qualifies as an Employee Benefit Plan as defined under Rule 405 of Regulation C.

(1) The consulting services agreement, and the amendments thereto (collectively, the "Consulting Agreement") between the Company and Bradford Van Siclen ("Van Siclen") provides for 12,250,000 shares of common stock of the Company to be issued to Van Siclen. The consultant receiving shares of common stock of the Company pursuant to the Consulting Agreement shall be referred to herein as the "Consultant." The general nature and purpose of the Consulting Agreement is to provide for business development strategy and wireless technology consulting services for the Company and, at the same time, compensate the Consultant for


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

said consulting services. The term of the Consulting Agreement is one (1) year, except as provided herein. The Consulting Agreement may be renewed only by the mutual written agreement of the Parties. The Company or the Consultant may terminate the Consulting Agreement at any time by written notice to the other party. The Consulting Agreement qualifies as an Employee Benefit Plan as defined under Rule 405 of Regulation C.

(1) The engagement agreement (the "Engagement Agreement") between The Otto Law Group, PLLC ("OLG") and Reality Wireless Networks, Inc., a Nevada corporation (the "Company" or the "Registrant"), provides for legal services to be rendered by OLG to the Company on a periodic basis. The Company has chosen to compensate OLG for legal services rendered, in part, by issuing 24,500,000 shares of the Company's common stock to David Otto on this Form S-8 registration statement. The general nature and purpose of the Engagement Agreement is to provide for legal services for the Company and, at the same time, compensate OLG for said legal services. The Engagement Agreement does not provide for a specific term, but remains in effect until terminated by either party. The Engagement Agreement qualifies as an Employee Benefit Plan as defined under Rule 405 of Regulation C.

(2) Estimated solely for the purposes of determining the registration fee pursuant to Rule 457. On February 17, 2005, the fair market value of the Company's common stock, determined from its closing price on the Over-the-Counter Bulletin Board was $.0015 per share. On this basis, the maximum aggregate offering price for the shares being registered hereunder is $75,000 and this is the basis for computing the filing fee in accordance with Rule 457(h) and at a rate of the aggregate offering price multiplied by .0001177.

                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated by reference in this registration statement: (i) the Company's Annual Report on Form 10-KSB, as amended, for the fiscal year ended September 30, 2004, (ii) the Company's Quarterly Report on Form 10-QSB, as amended, for the period ended December 31, 2003, March 31, 2004 and June 30, 2004 (iii) the Company's periodic reports on Form 8-K, as amended, filed February 10, 2004, March 26, 2004, May 10, 2004, August 27, 2004 and November 12, 2004 (iv) the Company's Form 10-SB registration statement, as amended, filed June 15, 1999. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents.


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

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.751 of the Nevada General Corporation Law generally allows the Registrant to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise. The Registrant may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to pay any such amounts if it is later determined that such person was not entitled to be indemnified by the Registrant.

ITEM 8. EXHIBITS

The Exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits and incorporated herein by this reference.

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities
Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the


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

Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Gig Harbor, Washington, on this 16th day of December, 2004.

                         REALITY WIRELESS NETWORKS, INC.
                              (Name of Registrant)


  Date: February 17, 2005
                                  By: /s/ Steve Careaga
                                  ------------------------------
                                  Name: Steve Careaga
                                  Its: CEO


Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.


          SIGNATURE   TITLE                                          DATE
          ---------   -----                                          ----

  /s/ Steve Careaga   Director, CEO, Principal financial officer   2/17/2005
      -------------
  By: Steve Careaga


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

                                INDEX TO EXHIBITS

  Number                            Description
  ------                            -----------

      4.1   Engagement Agreement with The Otto Law Group, PLLC (1)

      4.2 Consulting Services Agreement between Bartholomew International Investments Limited, Inc. and Reality Wireless Networks, Inc. (1)

      4.3 Consulting Services Agreement between Steve Careaga and Reality Wireless Networks, Inc. (2)

      4.4 Consulting Services Agreement between Bradford van Siclen and Reality Wireless Networks, Inc. (3)

      4.5. Amendment No. 10 to Consulting Services Agreement between Bartholomew International Investments Limited, Inc., and Reality Wireless Networks, Inc.

      4.6 Amendment No. 1 to Consulting Services Agreement between Steve Careaga and Reality Wireless Networks, Inc.

      4.7 Amendment No. 2 to Consulting Services Agreement between Bradford van Siclen and Reality Wireless Networks, Inc.

      5     Opinion of The Otto Law Group PLLC

      23.1  Consent of The Otto Law Group, PLLC (contained in exhibit 5)

      23.2  Consent of Independent Auditor



(1) Incorporated by reference to Form S-8 filed by Reality Wireless Networks, Inc., on July 10, 2003.

(2) Incorporated by reference to Form S-8 filed by Reality Wireless Networks, Inc., on November 18, 2004.

(3) Incorporated by reference to Form S-8 filed by Reality Wireless Networks, Inc., on Dec. 10, 2004.


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